UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2011 (October 19, 2011)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

The information required by Item 1.01 related to the assumption of mortgage loans described below under Item 2.03 is incorporated by reference herein.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On October 19, 2011, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to as “we”, “our”, or “us”), through a joint venture (the “Margate Joint Venture”) with Margate Peak, LLC, an unaffiliated third party, acquired a 280-unit garden style multifamily community currently known as Advenir at Lakes of Margate (the “Lakes of Margate”) located in Margate, Florida from Advenir@Margate, LLC (the “Seller”), an unaffiliated third party.  The purchase price for the Lakes of Margate, excluding closing costs, was $24.4 million, of which $9 million was paid in cash and the remaining $15.4 million was provided through the assumption of two Freddie Mac-financed mortgages (described further in Item 2.03 below).  The cash consideration paid for our 92.5% interest was approximately $8.3 million, excluding closing costs, which we funded with proceeds from our initial public offering of common stock.

The Lakes of Margate is situated on approximately 13.8 acres and features two swimming pools, tennis courts, and fitness facilities.  The property, which was constructed in 1986/1987 and recently renovated, contains approximately 234,000 square feet of rental area and has an average unit size of 837 square feet.  The Lakes of Margate was approximately 94% leased as of September 30, 2011.

We believe that the Lakes of Margate is suitable for its intended purpose and adequately covered by insurance.  We intend to make approximately $2.3 million of renovations and improvements (primarily in the form of interior unit upgrades) to the property.  We expect to fund these renovations and improvements with proceeds from our initial public offering of common stock.  The Lakes of Margate is located in a submarket where there are a number of comparable properties that might compete with it.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 19, 2011, the Margate Joint Venture assumed two Freddie Mac-financed mortgage loans for $12.4 million and $3 million (the “Loans”) with CBRE Capital Markets, Inc., an unaffiliated entity, as lender.  The Loans are secured by first and second mortgage liens on the assets of the Lakes of Margate, including the land, fixtures, improvements, contracts, leases, rents, and reserves.  The Loans are non-recourse to us.

The Loans bear interest at fixed annual rates of 5.49% and 5.92%, respectively, and require monthly principal and interest payments, with any unpaid principal and interest due on the maturity dates of January 1, 2020.  The Loans may be prepaid in their entirety, provided that if prepayment is made prior to October 1, 2019, a prepayment premium is required.

Item 9.01               Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before December 15, 2011, by amendment to the Form 8-K filed on October 5, 2011, which date is within the period allowed to file such an amendment.

(b)   Pro Forma Financial Information.

See Paragraph (a) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: October 25, 2011	By:	/s/ Kymberlyn K. Janney
Kymberlyn K. Janney
Chief Financial Officer and Treasurer